Exhibit 5.1

O’Melveny & Myers LLP 610 Newport Center Drive 17th Floor Newport Beach, CA 92660-6429	T: +1 949 823 6900 F: +1 949 823 6994 omm.com	File Number: 0241090-00010

September 20, 2024

Eledon Pharmaceuticals, Inc.

19800 MacArthur Blvd., Suite 250

Irvine, California 92612

Re:	Registration Statement on Form S-3 and At-the-Market Offering of up to $75,000,000 of Shares of Common Stock of Eledon Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to Eledon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the shelf registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2024 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act, of up to a maximum aggregate offering price of $250,000,000 of the following securities: (i) shares of the Company’s common stock, par value $0.001 (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities, which may be either senior or subordinated debt securities or senior or subordinated convertible debt securities (the “Debt Securities”) to be entered into pursuant to an indenture (the “Base Indenture”), as amended or supplemented from time to time pursuant to one or more supplements or officer’s certificates to the Base Indenture (the “Supplemental Indenture Documents” and, together with the Base Indenture, the “Indenture”), in each case to be entered into by the Company, (iv) warrants to purchase shares of Common Stock (the “Common Stock Warrants”), warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants”), or warrants to purchase Debt Securities (together with the Common Stock Warrants and the Preferred Stock Warrants, the “Warrants”), in each case to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of the Warrants, or (v) units consisting of two or more of these classes or series of securities (the “Units” and together with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Registered Securities”).

We have also acted as counsel to the Company in connection with the offer and sale from time to time by the Company of shares of the Common Stock having an aggregate offering price of up to $75,000,000 (the “ATM Shares”), under a prospectus filed with the Registration Statement (the “ATM Prospectus”), pursuant to the Open Market Sale Agreement, dated September 20, 2024, by and between the Company and Guggenheim Securities, LLC (the “Sales Agreement”).

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents we considered appropriate including, without limitation:

(i) the Registration Statement;

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

(ii) the ATM Prospectus;

(iii) the Sales Agreement;

(iv) the form of the Base Indenture;

(v) the Restated Certificate of Incorporation of the Company, as amended, as presently in effect;

(vi) the Amended and Restated Bylaws of the Company as presently in effect; and

(vii) resolutions adopted by the Board of Directors of the Company relating to the registration of the offer and sale of the Registered Securities and the offer and sale of the ATM Shares under the ATM Prospectus.

In our examination, we assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indenture, Warrant Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to the agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

With respect to the ATM Shares, we have assumed that the ATM Shares, when issued, will be issued in accordance with and not in violation of any terms and conditions established by the Board of Directors or any committee thereof in the resolutions adopted by the Board of Directors or any such committee thereof with respect to the issuance of the ATM Shares (such approvals are referred to hereinafter as the “Corporate Approvals”).

We have also assumed that, at or prior to the time of delivery of any applicable Registered Securities (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Registered Securities are offered or issued as contemplated by the Registration Statement, (ii) an appropriate prospectus supplement describing each class or series of Registered Securities offered pursuant to the Registration Statement, to the extent required by the Securities Act and the applicable rules and regulations thereunder, has been prepared, delivered and has been or will be filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company is validly existing and in good standing under the law of the State of Delaware, with all corporate power and authority to enter into the Indenture, Warrant Agreement or Unit Agreement to which it is a party and to perform its obligations thereunder, (iv) the Registered Securities (other than Debt Securities) have been authorized by all necessary corporate action on the part of the Company (including, in the case of Preferred Stock, any filing or other corporate action necessary to create and establish the terms of such Preferred Stock) and any Debt Securities have been authorized by all necessary corporate action on the part of the Company, (vi) a Certificate of Designation creating and designating the number of shares and terms of any class or series of Preferred Stock to be issued by the Company will have been filed with and accepted for record by the Delaware Secretary of State, (vii) any Common Stock or Preferred Stock that may be issued upon conversion or exercise of any other Registered Securities convertible into or exercisable for such Common

Stock or Preferred Stock will not exceed the limits of the then remaining authorized but unissued amount of such Common Stock or Preferred Stock (including the applicable class or series of Preferred Stock) that the Company is then authorized to issue under its Certificate of Incorporation, (viii) the execution, delivery and performance of any applicable Supplemental Indenture Documents, Warrant Agreements or Unit Agreements with respect to the Registered Securities have been duly authorized by all necessary corporate action on the part of the Company and each such agreement has been duly executed and delivered by the Company, (ix) there has not occurred any change in law or further action by the Board of Directors of the Company (or any authorized committee thereof) affecting the validity or enforceability of the applicable Registered Securities, and (x) all Registered Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Registered Securities to be established after the date hereof, nor the issuance and delivery of such Registered Securities, nor the compliance by the Company, with the terms of such Registered Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. The Company is a corporation validly existing in good standing under the laws of the State of Delaware, with corporate power to own its properties and assets and to conduct its business as described in the Registration Statement and ATM Prospectus.

2. With respect to the ATM Shares, the issuance of the ATM Shares has been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the ATM Shares in accordance with the Sales Agreement, one or more Issuance Notices (as defined in the Sales Agreement) or any other written agreement entered into pursuant to the terms of the Sales Agreement, and the Corporate Approvals, the ATM Shares will be validly issued, fully paid and non-assessable.

3. With respect to an issuance of shares of Common Stock (other than the ATM Shares), when an issuance of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, and in total amounts and numbers of shares that do not exceed (a) the then remaining authorized but unissued amount of such Common Stock that the Company is then authorized to issue under its Certificate of Incorporation and (b) the total amounts and number of shares of Common Stock authorized by the Board of Directors in connection with the offering contemplated by the prospectus and applicable prospectus supplement(s), such shares of Common Stock will be validly issued, fully paid and nonassessable.

4. When a series of Preferred Stock has been established in accordance with the terms of the Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the ATM Prospectus and applicable prospectus supplement(s) and by such corporate action, and in total amounts and numbers of shares that do not exceed (a) the then remaining authorized but unissued amount of such Preferred Stock (including the applicable class or series of Preferred Stock) that the Company is then authorized to issue under its Certificate of Incorporation and (b) the total amounts and number of shares of such series of Preferred Stock authorized by the Board of Directors in connection with the offering contemplated by the prospectus and applicable prospectus supplement(s), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the applicable Indenture, (ii) the Base Indenture and the applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Indenture and the applicable underwriting or other agreement (including, in the case of “book entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

6. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

7. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities or Warrants relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law governed by this opinion letter is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the base prospectus included in the Registration Statement, the ATM Prospectus or any applicable prospectus supplement, other than as expressly stated herein with respect to the Registered Securities and ATM Shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the base prospectus and the ATM Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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